                                                                   EXHIBIT 10.24

                     SEVENTH AMENDMENT TO LEASE AGREEMENT
                                    BETWEEN
                  WRIGHT RUNSTAD PROPERTIES L.P. ("LANDLORD")
                                      AND
                    RAGEN MACKENZIE INCORPORATED ("TENANT")


This Seventh Amendment is to that certain Lease Agreement dated November 8, 1983, as amended by First Amendment to Lease Agreement dated December 19, 1988, by Second Amendment to Lease Agreement dated August 24, 1992, by Third Amendment to Lease Agreement dated June 1, 1993, by Fourth Amendment to Lease Agreement dated July 20, 1995, by Fifth Amendment to Lease Agreement dated April 30, 1997, and by Sixth Amendment to Lease Agreement dated June 6, 1997, by and between WRIGHT RUNSTAD PROPERTIES L.P., a Delaware limited partnership, as successor in the Lease to Wright-Carlyle Seattle Limited Partnership, a Washington limited partnership, as successor in the Lease to Wright-Carlyle Seattle, a Washington general partnership, as Landlord, and RAGEN MACKENZIE INCORPORATED, a Washington corporation, as successor in the Lease to Cable, Howse & Ragen, as Tenant (the "Lease").

As parties hereto, Landlord and Tenant agree to further amend the Lease as follows:

1.   SECTION 1(c) AGREED AREAS, SHALL BE AMENDED TO READ:

          Agreed Areas: As of the Effective Date of this Seventh Amendment, and as used in this Lease, Landlord and Tenant agree to the following areas and percentage: area of Building is deemed to be 915,883 net rentable square feet; area of Tenant's Premises is deemed to be:
          21,109 net rentable square feet on Floor 43 and 7,965 net rentable square feet on Floor 37; Tenant's Percentage of the Building is deemed to be: approximately 2.30% on Floor 43 and approximately 0.87% on Floor 37. This reflects the addition of approximately 883 net rentable square feet on Floor 37, identified as the "10/17/97 Expansion Space" on the attached Exhibit A.

          In the event a portion of the Building is damaged or condemned or any other event occurs which alters the rentable area of the premises or the rentable area of the Building, Landlord may adjust Tenant's Percentage of the Building to properly reflect the proportion of the rentable area of the Building (as altered by such event) which is attributable to the rentable area of the Premises (as altered by such event).

2.   SECTION 1(g) RENT, SHALL BE AMENDED TO READ:

          RENT. Rent shall be payable monthly on or before the first day of each month. Rent for each month of the lease term as hereby extended shall be one-twelfth (1/12) of the annual rent calculated by multiplying the dollar amounts set forth below times the number of rentable square feet then included within the Premises. Rent shall be adjusted from time to time as provided in Section 7-8 of the Lease.

                                    Net          Base      $ Per Net Rentable
  Time Period      Floor          Rentable       Year        Square Foot Per
                                Square Feet                       Year
-----------------------------------------------------------------------------
04/01/97-07/23/97     43           21,109         1994            $24.00
                    37 (I)          2,130         1996            $18.75
                    37 (II)         1,372         1996            $24.16
-----------------------------------------------------------------------------
07/24/97-10/16/97     43           21,109         1994            $24.00
                    37 (I)          2,130         1996            $18.75
                    37 (II)         1,372         1996            $24.16
                    37 (III)        3,580         1997            $25.00
-----------------------------------------------------------------------------

(continued)

Seventh Amendment to Lease Agreement
Ragen MacKenzie Incorporated
Page 2

(continued from previous page)

                                                  Net                                     $ Per Net Rentable
                                                Rentable                 Base               Square Foot Per
   Time Period             Floor              Square Feet                Year                    Year
------------------------------------------------------------------------------------------------------------
10/17/97-12/31/98           43                     21,109                1994                   $24.00
                          37 (I)                    2,130                1996                   $18.75
                          37 (II)                   1,372                1996                   $24.16
                          37 (III)                  3,580                1997                   $25.00
                          37 (IV)                     883                1997                   $27.50
------------------------------------------------------------------------------------------------------------
01/01/99-01/31/99           43                     21,109                1994                    -0-*
                          37 (I)                    2,130                1996                   $18.75
                          37 (II)                   1,372                1996                   $24.16
                          37 (III)                  3,580                1997                   $25.00
                          37 (IV)                     883                1997                   $27.50
------------------------------------------------------------------------------------------------------------
02/01/99-02/28/02           43                     21,109                1997                   $25.00
                          37 (I)                    2,130                1997                   $25.00
                          37 (II)                   1,372                1997                   $25.00
                          37 (III)                  3,580                1997                   $25.00
                          37 (IV)                     883                1997                   $27.50
------------------------------------------------------------------------------------------------------------

*Rent Abatement
 --------------
            (1) No Rent is due on the Floor 43 Premises for the following months (the "Free Rent Months," collectively): February 1, 1994, through February 28, 1995, and the month of January 1999.
            (2) The entire Rent otherwise due and payable for the Free Rent Months shall become immediately due and payable upon the occurrence of an event of monetary or other material default by Tenant under this Lease which is not cured within applicable notice and cure periods.


3.   Section 1(k) Exhibits, shall be amended to read:

          Exhibit A -      Floor Plan of Premises, dated 10/17/97 (Seventh
                           Amendment)
          Exhibit B -      Tenant Improvements (original Lease)
          Exhibit B.1 -    Tenant Improvement Plans (original Lease)
          Exhibit B.2 -    Tenant Improvements Paid by Tenant (original Lease)
          Exhibit B.3 -    Tenant Improvements in Conjunction with Fifth
                           Amendment (Fifth Amendment)
          Exhibit B.4 -    Tenant Improvements in Conjunction with Sixth
                           Amendment (Sixth Amendment)
          EXHIBIT B.5 -    Tenant Improvements in Conjunction with Seventh
                           Amendment (Seventh Amendment)
          Exhibit C -      Addendum to Lease (revised by Seventh Amendment)
          Exhibit D -      Tenant Improvements to be Done in 1992 in Conjunction
                           with the Second Amendment (Second Amendment)
          Exhibit E -      Tenant Improvement Budget, dated 07/09/92 (Second
                           Amendment)
          Exhibit F -      Tenant Improvements to be Done in 1993 in Conjunction
                           with the Third Amendment (Third Amendment)
          Exhibit G -      Tenant Improvements in Conjunction with Fourth
                           Amendment (Fourth Amendment)
          Exhibit H -      05/31/97 Expansion Space (Fifth Amendment; subsequent
                           to the Sixth Amendment this is referred to as the
                           07/24/97 Expansion Space)
          Exhibit I -      Subordination Agreement (Fifth Amendment)

Seventh Amendment to Lease Agreement
Ragen MacKenzie Incorporated
Page 3


4.   EXHIBIT C, ADDENDUM TO LEASE, IS AMENDED BY THE ADDITION OF ITEM 17, TO
     READ:

        17.  Real Estate Commission in Conjunction with Seventh Amendment. [NEW]
             ------------------------------------------------------------
             Landlord shall pay a brokerage fee of $3,090.50 (based on the addition of 883 net rentable square feet by means of the Seventh Amendment) upon Tenant's occupancy of the 10/17/97 Expansion Space, payable 80% to Behar Company and 20% to Tenant.

5.   EFFECTIVE DATE. This Seventh Amendment shall be effective October 17, 1997.

6. RATIFICATION. Except as herein specifically provided, the Lease, this Seventh Amendment to the Lease Agreement, and all previous Amendments to Lease Agreement, are hereby ratified and approved.

DATED AT SEATTLE, WASHINGTON THIS 26 DAY OF SEPTEMBER, 1997.
                                  --        ---------

TENANT:   RAGEN MACKENZIE INCORPORATED

          By:  /s/ Robert J. Mortell, Jr.
              ------------------------------------
              Its President
                  --------------------------------

                        TENANT CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON )
         ----------
                    )  ss.
COUNTY OF KING      )
         ----------


  THIS IS TO CERTIFY that on this 26 day of September, 1997, before me, the
                                 ---        ---------    --
undersigned, a notary public in and for the state of Washington, duly
                                                     ----------
commissioned and sworn, personally appeared Robert Mortell, Jr. to me know to be
                                           --------------------
the President of Ragen MacKenzie the corporation that executed the within and
    ---------    ---------------
foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.
   WITNESS my hand and official seal the day and year in this certificate first above written.

               Signature /s/ NICOLE J. RESSER
                        ----------------------------------------------
[SEAL          Printed Name  Nicole J. Resser
APPEARS                    -------------------------------------------
HERE]          Notary public in and for the state of Washington,
               residing at 999 Third Ave., Suite 4300/Seattle WA 98104
                           -------------------------------------------
               My appointment expires: 3/29/2001
                                      --------------------------------

Seventh Amendment to Lease Agreement
Ragen MacKenzie Incorporated
Page 4


LANDLORD: WRIGHT RUNSTAD PROPERTIES L.P.
          a Delaware limited partnership

          By: WRIGHT RUNSTAD ASSET MANAGEMENT L.P.
              a Washington limited partnership
              Its general partner

              By: WRAM, Inc.
                  a Washington corporation
                  Its general partner

                                       By:   /s/ H. JON RUNSTAD
                                           ---------------------------------
                                           Its  Chairman and
                                                Chief Executive Officer
                                                ----------------------------


                            LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

  THIS IS TO CERTIFY that I know or have satisfactory evidence that [Name
                                                                    ---------
illegible] is the person who appeared before me, and said person acknowledged
-----------
that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chairman and CEO of WRAM, Inc., a corporation, to me known to be the general partner of WRIGHT RUNSTAD ASSET MANAGEMENT L.P., a limited partnership, to me known to be the general partner of WRIGHT RUNSTAD PROPERTIES L.P., the limited partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and partnerships for the uses and purposes therein mentioned, and on oath stated that said individual was authorized to execute said instrument. WITNESS my hand and official seal this [Date illegible] day of [date illegible], 19[date illegible].
     ----------------        ----------------    ----------------

                      Signature    [Signature illegible]
                                -------------------------------------------
                      Printed Name [Signature illegible]
                                  -----------------------------------------
                      Notary public in and for the state of Washington, residing at [Address illegible]
                                 ------------------------------------------
                      My appointment expires   3/29/ [Date illegible]
                                            -------------------------------
[SEAL APPEARS
    HERE]

                               EIGHTH AMENDMENT

This Eighth Amendment (the "Amendment") is made and entered into as of the 21st day of September, 1998, by and between EOP Northwest Properties, L.L.C., a Delaware limited liability company ("Landlord"), and Ragen MacKenzie Incorporated, a Washington corporation ("Tenant").

                                  WITNESSETH

A. WHEREAS, Landlord (as Successor in interest to Wright-Carlyle Seattle, a Washington general partnership) and Tenant (as successor in interest to Cable, Howse & Ragen) are parties to that certain lease dated the 8th day of November, 1983, for space currently containing approximately 29,074 rentable square feet (the "Original Premises") described as Suite No(s). 4300 and 3710 on the full forty-third (43rd) floor and partial thirty-seventh(37th) floor of the building commonly known as First Interstate Center and the address of which is 999 Third Avenue, Seattle, WA 98104 (the "Building"), which lease has been previously assigned and/or amended by instruments dated December 19, 1988, August 24, 1992, June 1, 1993, July 20, 1995, April 30, 1997, June 6, 1997, and September 26, 1997
     (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space known as Suite No. 4150 containing approximately 2,240 rentable square feet on the forty-first
     (41st) floor of the Building shown on Exhibit A hereto (the "Temporary Expansion Space") be added to the Original Premises on a temporary basis and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I.   EXPANSION AND EFFECTIVE DATE.
          ----------------------------

          A. For the period commencing on the Expansion Effective Date and ending on the Expansion Termination Date (as such terms are hereinafter defined), the Premises is temporarily increased from 29,074 rentable square feet on the forty-third and thirty-seventh floors to 31,314 rentable square feet on the forty-third, thirty-seventh and forty-first floors by the addition of the Temporary Expansion Space, and during the Expansion Space Term (as defined below), the Original Premises and the Temporary Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Lease term for the Temporary Expansion Space (the "Expansion Space Term") shall commence on the Expansion Effective Date and end on February 28, 2002, unless sooner terminated pursuant to the terms of the Lease (the "Expansion Termination Date"). The Temporary Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Temporary Expansion Space.

          B.   The Expansion Effective Date shall be March 16, 1998.

     II.  MONTHLY RENT.
          ------------

               In addition to Tenant's obligation to pay Rent for the Original Premises, during the Expansion Space Term, Tenant shall pay Landlord the sum of FIVE THOUSAND FOUR HUNDRED THIRTEEN AND 33/100 DOLLARS ($5,413.33) per month as Rent for the Temporary Expansion Space with each such installment payable on or before the first day of each month during the period beginning on the Expansion Effective Date and ending on the Expansion Termination Date, prorated for any partial month within the Expansion Space Term.

               All such Rent shall be payable by Tenant in accordance with the terms of Article 4 of the Lease.

    III.  ADDITIONAL SECURITY DEPOSIT.
          ---------------------------

               (i)  INTENTIONALLY OMITTED.

      IV. TENANT'S PRO RATA SHARE.
          -----------------------

          (i) Until January 1, 1999, Tenant shall not be obligated to pay its Percentage of the Building of increases in Real Property Taxes and Operating Costs in excess of Real Property Taxes and Operating Costs in the Base Year with respect to the Temporary Expansion Space, it being understood that such sum is included in the Rent payable with respect to the Temporary Expansion Space for the initial portion of the Expansion Space Term ending December 31, 1998; provided, however, the foregoing shall not affect Tenant's obligation to pay its Percentage of the Building of Real Property Taxes and Operating Costs with respect to the Original Premises as provided in the Lease. For the period commencing January 1, 1999, and ending on the Expansion Termination Date, Tenant shall pay its Percentage of the Building applicable to the Temporary Expansion Space of increases in Operating Costs and Real Property Taxes in excess of Operating Costs and Real Property Taxes in the Base Year for the Temporary Expansion Space in the same manner that Tenant pays Tenant's pro rata share of increases in Operating Costs and Taxes in excess of Operating Costs and Taxes in the Base Year for the Original Premises as provided in Section 8 of the Lease. During such period, Tenant's Percentage of the Building applicable to the Temporary Expansion Space is 0.2446%. During such period, the Base Year applicable only to the Temporary Expansion Space (and not the Original Premises) shall be calendar year 1998.

     V.   IMPROVEMENTS TO TEMPORARY EXPANSION SPACE.
          -----------------------------------------

          A. CONDITION OF TEMPORARY EXPANSION SPACE. Tenant has inspected the Temporary Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant shall vacate the Temporary Expansion Space on or prior to the Expansion Termination Date and deliver up the Temporary Expansion Space to Landlord in as good condition as the Temporary Expansion Space was delivered to Tenant, ordinary wear and tear excepted.

          B. COST OF IMPROVEMENTS TO TEMPORARY EXPANSION SPACE. Any construction, alterations or improvements made to the Temporary Expansion Space shall be made at Tenant's sole cost and expense.

          C. RESPONSIBILITY FOR IMPROVEMENTS TO TEMPORARY EXPANSION SPACE. Any construction, alterations or improvements to the Temporary Expansion Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of paragraphs 3, 4, 5 and 6 of Exhibit B.5 of the Seventh Amendment dated September 26, 1997 to the Lease. In any and all events, the Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Temporary Expansion Space are incomplete on the Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Temporary Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

    VI.   EARLY ACCESS TO TEMPORARY EXPANSION SPACE. During any period that
          -----------------------------------------
          Tenant shall be permitted to enter the Temporary Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Rent or additional Rent as to the Temporary Expansion Space. If Tenant takes possession of the Temporary Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Temporary Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Rent and Additional Rent as applicable to the Temporary Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

   VII.   MUTUAL TERMINATION OPTION. At any time during the Expansion Space
          -------------------------
          Term, as same may be extended by written agreement between the parties, Landlord and Tenant each shall have the right to terminate this Lease, with respect to the Temporary Expansion Space only ("Termination Option"), for any reason by providing at least thirty (30) days prior written notice to the other party, in which event, this Lease shall be deemed terminated with respect to the Temporary Expansion Space as of the date of termination ("Accelerated Expansion Termination Date") specified in such notice and Tenant shall vacate the Temporary Expansion Space on or prior to the Accelerated Expansion Termination Date and deliver up the Temporary Expansion Space to Landlord in as good condition as the Temporary Expansion Space was delivered to Tenant, ordinary wear and tear excepted. If either party exercises the Termination Option as provided for herein, Tenant shall remain liable for all obligations relating to the Temporary Expansion Space up to and including the Accelerated Expansion Termination Date, including, without limitation, the payment of all Rent and other sums due under the Lease with respect to the Temporary Expansion Space up to and including the Accelerated Expansion Termination Date even though billings for such may occur subsequent to the Accelerated Expansion Termination Date. In no event shall the termination of the Lease with respect to the Temporary Expansion Space as provided herein affect any of the rights or obligations of the parties under the Lease with respect to the Original Premises or be deemed a termination of the Lease with respect to any portion of the Original Premises. Notwithstanding anything in this Paragraph VII to the contrary, Landlord shall not have the right to exercise its Termination Option as above described with respect only to the Temporary Expansion Space, unless and until sixty (60) days following Tenant's expansion into permanent expansion space in the Building.

  VIII.   NO EXTENSION OR EXPANSION OPTIONS. The parties hereto acknowledge and
          ---------------------------------
          agree that any option or other rights contained in the Lease which entitle Tenant to extend the term of the Lease or expand the Premises shall apply only to the Original Premises and shall not be applicable to the Temporary Expansion Space in any manner.

   IX.    HOLDOVER. If Tenant should holdover in the Temporary Expansion Space
          --------
          after expiration or earlier termination of the Temporary Expansion Space Term, any remedies available to Landlord as a consequence of such holdover contained in Article 27 of the Lease or otherwise shall be applicable, but only with respect to the Temporary Expansion Space and shall not be deemed applicable to the Original Premises unless and until Tenant holds over in the Original Premises after expiration or earlier termination of the Lease Term.

    X.    OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective
          --------------------------
          as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

          A. Paragraph 1(j) of the Lease shall be deleted and the following substituted therefor:

               "Notice Address" shall mean the following addresses for Landlord:

               Landlord:

               EOP Northwest Properties, L.L.C.
               c/o Wright Runstad & Company
               First Interstate Center
               999 Third Avenue, Suite 1010
               Seattle, WA  98104
               Attention: Building Manager

               With a copy to:

               EOP Northwest Properties, L.L.C.
               c/o Equity Office Properties Trust
               Two North Riverside Plaza
               Suite 2200
               Chicago, IL  60606
               Attention: General Counsel of Property Operations

               Payments of Rent only shall be made payable to the order of:

               Equity Office Properties

               At the following address:

               EOP Northwest Properties, L.L.C.
               d/b/a First Interstate Center
               P.O. Box 3834
               Seattle, WA 98124-3834

          B. Paragraph 31 of the Lease, Landlord's Liability, shall be deleted and the following substituted therefor:

               LIMITATION OF LIABILITY. Notwithstanding anything to the contrary
               -----------------------
               contained in this lease, the liability of landlord (and of any successor landlord hereunder) to tenant shall be limited to the interest of landlord in the building, and tenant agrees to look solely to landlord's interest in the building for the recovery of any judgment or award against the landlord, it being intended that neither landlord nor any member, principal, partner, shareholder, officer, director or beneficiary of landlord shall be personally liable for any judgment or deficiency. Tenant hereby covenants that, prior to the filing of any suite for an alleged default by landlord hereunder, it shall give landlord and all mortgagees whom tenant has been notified hold mortgages or deed of trust liens on the property, building or premises notice and reasonable time to cure such alleged default by landlord. In addition, tenant acknowledges that any entity managing the building on behalf of landlord, or which executes this lease as agent for landlord, is acting solely in its capacity as agent for landlord and shall not be liable for any obligations, liabilities, losses or damages arising out of or in connection with this lease, all of which are expressly waived by tenant.

    XI.   MISCELLANEOUS.
          -------------

          A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

          D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

          E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

          F. Tenant hereby represents to Landlord that Tenant has dealt with no broker, other than Wright Runstad & Company, in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker other than Wright Runstad & Company, in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

          G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION               LANDLORD: EOP Northwest Properties, L.L.C.
                                          a Delaware limited liability company

                                     BY:  EOP Northwest Properties, Inc.
                                          a Delaware corporation,
                                          its manager

  /s/ [Signature illegible]
---------------------------               By:  /s/ JOHN GALLANDER
                                             ----------------------------
  /s/ [Signature illegible]               Name:  John Gallander
---------------------------                    --------------------------
                                          Title:  Vice President
                                                -------------------------

                                     TENANT: Ragen MacKenzie, Inc.,
                                          a Washington corporation

-------------------------                 By:  /s/ ROBERT J. MORTELL, JR.
                                             ----------------------------
                                          Name:  Robert J. Mortell, Jr.
-------------------------                      --------------------------
                                          Title:  President and CEO
                                                -------------------------

                           LANDLORD ACKNOWLEDGMENTS

STATE OF (COLORADO)
COUNTY OF (ARAPAHOE) ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that John Gallander, personally known to me to be the Vice President of EOP Northwest Properties, Inc., a Delaware corporation, manager of EOP Northwest Properties, L.L.C., a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.
        GIVEN under my hand and official seal this 22 day of September, 1998.


                     Notary Public /s/ [Signature illegible]
                                  ---------------------------------------

                     Printed Name  /s/ [Name illegible]
                                  ---------------------------------------

                                                                      [SEAL
My Commission Expires: 2/18/02                                         APPEARS
                      --------------                                   HERE]


                            TENANT ACKNOWLEDGMENTS

                                  CORPORATION

STATE OF WASHINGTON )
COUNTY OF KING      ) ss:                    MY COMMISSION EXPIRES 02/18/02

   On this the 16th day of July 1998 before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Robert J. Mortell known to me to be the President of Ragen MacKenzie, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[SEAL
APPEARS                        Notary Public  YVONNE CARLSON
HERE]                                        --------------------------

                               Printed Name   YVONNE CARLSON
                                             --------------------------

My Commission Expires:  4-01-2000
                      ------------

                                NINTH AMENDMENT

               This Ninth Amendment (the "Amendment") is made and entered into as of the 6th day of November, 1998, by and between EOP Northwest Properties, L.L.C., a Delaware limited liability company ("Landlord"), and Ragen MacKenzie Incorporated, a Washington corporation ("Tenant").

                                  WITNESSETH

          A. WHEREAS, Landlord (as successor in interest to Wright-Carlyle Seattle, a Washington general partnership) and Tenant (as successor in interest to Cable, Howse & Ragen) are parties to that certain lease dated the 8th day of November, 1983, for space currently containing approximately 31,314 rentable square feet (the "Original Premises") described as Suite Nos. 3710,
               4150 and 4300 on the thirty-seventh (37th), forty-first (41st) and forty-third (43rd) floors of the building commonly known as First Interstate Center and the address of which is 999 Third Avenue, Seattle, WA 98104 (the "Building"), which lease has been previously amended by instruments dated December 19, 1988, August 24, 1992, June 1, 1993, July 20, 1995, April 30, 1997, June 6,
               1997, September 26, 1997, and September 21, 1998 (collectively, the "Lease"); and

          B. WHEREAS, Tenant has requested that additional space known as Suite Nos. 3760 and 3780 containing approximately 3,971 rentable square feet on the thirty-seventh (37th) floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

          C. WHEREAS, the Lease by its terms shall expire on February 28, 2002 ("Prior Expiration Date"), and the parties desire to extend the Term of the Lease for only the Expansion Space, all on the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

               I.   EXPANSION AND EFFECTIVE DATE.
                    ----------------------------

                    A. For the period commencing on the Expansion Effective Date and ending on the Expiration Date (as such terms are hereinafter defined), the Premises is increased from 31,314 rentable square feet on the forty-first
                         (41st), forty-third (43rd) and thirty-seventh (37th) floors to 35,285 rentable square feet on the forty-first (41st), forty-third (43rd) and thirty-seventh
                         (37th) floors by the addition of the Expansion Space, and during this period, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. For the period commencing on the day after the Expiration Date and ending on the Expansion Expiration Date, the Lease with respect to the Original Premises shall be terminated and the Premises shall be the Expansion Space only, unless Tenant has exercised its option to extend the Lease term pursuant to Item 15 of Exhibit C to the Lease. The Lease term for the Expansion Space (the "Expansion Space Term") shall commence on the Expansion Effective Date and end on the Expansion Expiration Date (as hereinafter defined), unless sooner terminated pursuant to the terms of the Lease. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

                    B.   The Expansion Effective Date shall be December 1, 1998.

             II.    EXTENSION. The Term with respect to the Expansion Space only
                    ---------
                    is hereby extended for a period of twenty-one (21) months and shall expire on November 30, 2003 ("Expansion Expiration Date"), unless sooner terminated in accordance with the terms of the Lease.

  III.    MONTHLY RENT.
          ------------

          In addition to Tenant's obligation to pay Rent for the Original Premises, Tenant shall pay Landlord the sum of Seven Hundred Thirty Four Thousand Six Hundred Thirty Five and 20/100 Dollars ($734,635.20) as Rent for the Expansion Space in sixty (60) monthly installments as follows:

          A. Sixty (60) equal installments of Twelve Thousand Two Hundred Forty Three and 92/100 Dollars ($12,243.92) each payable on or before the first day of each month during the period beginning December 1, 1998 and ending November 30, 2003.

          All such Rent shall be payable by Tenant in accordance with the terms of Section 4 of the Lease.

   IV.    ADDITIONAL SECURITY DEPOSIT. Intentionally omitted.
          ---------------------------

    V.    TENANT'S PERCENTAGE OF THE BUILDING. For the period commencing with
          -----------------------------------
          the Expansion Effective Date and ending on the Expansion Expiration Date, Tenant's Percentage of the Building for the Expansion Space is four thousand one hundred eighty-one ten-thousandths percent (0.4181%).

   VI.    OPERATING COSTS AND TAXES. For the period commencing on January 1,
          -------------------------
          1999 and ending on the Expansion Expiration Date, Tenant shall pay for its pro rata share of Operating Costs and Taxes applicable to the Expansion Space in accordance with the terms of Sections 8 and 9 of the Lease, as amended; provided, however, during such period, the Base Year for the computation of Tenant's pro rata share of Operating Costs and Taxes applicable to the Expansion Space is 1998.

  VII.    IMPROVEMENTS TO EXPANSION SPACE.
          -------------------------------

          A. CONDITION OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

          B. COST OF IMPROVEMENTS TO EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed Thirty Nine Thousand Seven Hundred Ten and No/100 Dollars ($39,710.00) (i.e.,$10.00 per rentable square foot of the Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space.

          C. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Landlord shall enter into a direct contract for the initial improvements to the Expansion Space with a general contractor selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Expansion Space in a timely manner. All plans for the initial improvements to the Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Expansion Space, Landlord shall submit to Tenant and written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

          D. Tenant acknowledges that the improvement work to the Expansion Space may be performed by Landlord in the Expansion Space during Normal Business Hours subsequent to the Expansion Effective Date. Landlord and Tenant agree to cooperate with each other in order to enable the improvement work to the Expansion Space to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the improvement work to the Expansion Space or inconvenience suffered by Tenant during the performance of the improvement work to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

 VIII.    EARLY ACCESS TO EXPANSION SPACE. During any period that Tenant shall
          -------------------------------
          be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Rent of Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

    IX.   OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective
          --------------------------
          as of the date hereof (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

          A.   PARKING. Effective as of the Expansion Effective Date, Section
               -------
               1(i), "Parking", of the Lease is deleted in its entirety and the following shall be substituted in lieu thereof as Item 18 to Exhibit C, Addendum to Lease:

               18.  PARKING.

                    A. During the period commencing on the Expansion Effective Date and ending on the Expiration Date, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant up to a total of twenty three (23) unreserved, self-park parking spaces (collectively, the "Spaces") plus two (2) unreserved valet-park parking spaces on a monthly as available basis, as determined by Landlord, in the Building garage ("Garage") for the use of Tenant and its employees. During the period commencing March 1, 2002 and ending on the Expansion Expiration Date, Tenant shall have the right to lease from Landlord and Landlord agrees to lease to Tenant up to a total of two
                         (2) unreserved, self-park parking spaces (collectively, the "Spaces") in the Building garage ("Garage") for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above.

                    B. In addition Landlord will work with Tenant to satisfy its parking needs to the extent possible given the terms or conditions of other leases in the Building. So long as there is a surplus of parking spaces in the Garage due to Wells Fargo Bank (or its successor in the lease) not using all of the parking called for in its lease, Tenant may lease up to forty nine (49) parking spaces in the Garage.

                    C. During the period commencing on the Expansion Effective Date and ending on the Expansion Expiration Date, Tenant shall pay Landlord the sum of $200.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage.

                    D. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Garage and surface parking areas serving the Building shall be on an unreserved, first-come, first-served basis.

                    E. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

                    F. Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

                    G. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

                    H. Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas, if any.

                    I. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

                    J. Landlord may elect to provide parking cards or keys to control access to the Garage or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

                    K. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage ("Garage Operator"). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Lease Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

          B. Exhibit B, Building Rules and Regulations, attached hereto shall be added to the Lease and made a part thereof.

          C. Landlord and Tenant specifically agree that should Tenant effectively exercise either or both of its options to extend the Lease term pursuant to Item 15 of Exhibit C to the Lease, such extensions shall automatically apply to the Original Premises as well as the Expansion Space, and the Original Premises and the Expansion Space thereupon shall be subject to the terms of Item 15 of Exhibit C to the Lease. The Lease term then as to said Original Premises and the Expansion Space shall expire coterminously at the conclusion of the 2002 Extended Term or the 2007 Extended Term, as the case may be.

     X.   Miscellaneous.
          -------------

          A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

          D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

          E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

          F. Tenant hereby represents to Landlord that Tenant has dealt with no broker, other than Wright Runstad & Company, in connection with this

               Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker other than Wright Runstad & Company, in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties"), harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                  LANDLORD:  EOP NORTHWEST PROPERTIES, L.L.C.,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY

                                        BY:  EOP Northwest Properties, Inc.
                                             a Delaware corporation, its manager


                                             By: /s/ KIM KOEHN
                                                 -------------------------------

                                             NAME: KIM KOEHN
                                                   -----------------------------

                                             Title: Senior Vice President
                                                    ----------------------------


                                    TENANT:  RAGEN MACKENZIE, INCORPORATED,
                                             A WASHINGTON CORPORATION


                                    By:  /s/ ROBERT MORTELL, JR.
                                         ----------------------------------

                                    Name:  Robert Mortell, Jr.
                                           --------------------------------

                                   Title:  President
                                           --------------------------------

                           LANDLORD ACKNOWLEDGMENTS

STATE OF  (COLORADO)
           --------
COUNTY OF (ARAPOHOE) ss:
           --------

     I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Kim J. Koehn, personally known to me to be
                                  ------------
the Vice President of EOP Northwest Properties, Inc., a Delaware corporation,
    ----
manager of EOP Northwest Properties, L.L.C., a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do,
(s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.
     GIVEN under my hand and official seal this 16 day of November 1998
                                               ---       ---------   --

                                      Notary Public /s/ [Signature illegible]
                                                   --------------------------

                                      Printed Name /s/ [Name illegible]
                                                  -----------------------

                              [SEAL APPEARS HERE]

My Commission Expires: 2/18/02
                      --------

                            TENANT ACKNOWLEDGMENTS
                                  Corporation

STATE OF (WASHINGTON)
          ----------
COUNTY OF (KING     ) ss:
           ---------

     On this the 30th day of October, 1998, before me a Notary Public duly
                 ----        -------    --
authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Robert J. Mortell, Jr. known to me to be the
                                    ----------------------                   ---
President of Ragen MacKenzie one of the parties described in the foregoing
             ---------------
instrument, and acknowledged that as such officer, being authorized so to do,
(s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth .

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                      Notary Public  /s/ YVONNE CARLSON
                                                    --------------------
                                                                          [SEAL
                                                                         APPEARS
                                      Printed Name   YVONNE CARLSON       HERE]
                                                  ----------------------
My Commission Expires: 4.1.2000
                      ----------